Exhibit (a)(5)(F)

– Preliminary Working Draft Subject to Material Revision – Project Pacific Specia l Committe e Discussio n Materials April 19, 2024

– Preliminary Working Draft Subject to Material Revision –

Overview of Pacific Management LRP Projections

- On April 18, 2024, Management provided Centerview with additional projections for the years 2028E and 2029E, as part of the long-range plan ("LRP")
- Today's discussion is to review the additional years of the LRP with the Special Committee

	Historicals					*Management Projections*						*CAGRs*		
(Dollars in millions)	*2019A*	*2020A*	*2021A*	*2022A*	*2023A*	*2024E*	*2025E*	*2026E*	*2027E*	*2028E*	*2029E*	*'19A-'23A*	*'23A-'27E*	*'27E-'29E*
Presence	$404	$478	$555	$597	$704	$874	$974	$1,053	$1,153			+15%	+13%	
% Growth		18%	16%	8%	18%	24%	11%	8%	9%					
Commerce	$81	$143	$229	$270	$308	$342	$399	$486	$587			+40%	+17%	
% Growth		77%	60%	18%	14%	11%	17%	22%	21%					
Total Revenue	$485	$621	$784	$867	$1,012	$1,216	$1,374	$1,539	$1,740	$1,932	$2,125	+20%	+15%	+11%
% Growth	24%	28%	26%	11%	17%	20%	13%	12%	13%	11%	10%			
Gross Profit	$403	$523	$657	$714	$805	$911	$1,047	$1,193	$1,375	$1,545	$1,715	+19%	+14%	+12%
% Margin	83%	84%	84%	82%	80%	75%	76%	78%	79%	80%	81%			
S&M	$184	$260	$340	$322	$350	$411	$445	$481	$523			+17%	+11%	
% of Revenue	38%	42%	43%	37%	35%	34%	32%	31%	30%					
R&D	$108	$168	$190	$227	$242	$292	$333	$368	$397			+22%	+13%	
% of Revenue	22%	27%	24%	26%	24%	24%	24%	24%	23%					
G&A	$50	$55	$368	$152	$129	$126	$138	$149	$161			+27%	+6%	
% of Revenue	10%	9%	47%	18%	13%	10%	10%	10%	9%					
Other Expenses[1]	–	–	–	$225	–	–	–	–	–					
Operating Income	$61	$40	($241)	($212)	$84	$82	$131	$194	$294	$357	$412	+8%	+37%	+18%
% Margin	13%	7%	(31%)	(24%)	8%	7%	10%	13%	17%	18%	19%			
Adj. EBITDA (pre-SBC)	$98	$117	$125	$148	$235	$291	$371	$446	$537	$627	$709	+25%	+23%	+15%
% Margin	20%	19%	16%	17%	23%	24%	27%	29%	31%	32%	33%			
uFCF	$95	$152	$122	$166	$241	$331	$392	$448	$527	$616	$696	+26%	+22%	+15%
% Margin	20%	25%	16%	19%	24%	27%	29%	29%	30%	32%	33%			

Source: Pacific management.
(1) Includes impairment charges.

CENTERVIEW PARTNERS 1

2 – Preliminary Working Draft Subject to Material Revision – 23% 2 4% 27% 31% 33% 27% 17% 29% 19% 31% 23% Overvie w of LR P Projections vs. Selected Competitors Source: Pacific management, Wall Street research and FactSet as of April 15, 2024. (1) F igures in thousands. Latest Repo r ted Unique Subs (1) CY’24E R e v . ($mm) CY’24 - 25E R e v e n u e Growth Adjuste d EBITDA Margin uF CF M a rgin 7% 2025E 2023A 2024E 2025E 2023A 2024E 2025E 29% 31% 34% 16% 22% 24% Gross Margin 2023A 2024E 80% 75% 24% 27% 63% 63% 63% 67% 67% 68% 2027E (LRP) 4,631 21,000 ~6,000 $1,216 $4,520 $1,750 ’24E - ’ 27E CAGR: 13% ’27E - ’ 29E CAGR: 11% 13% 13% 2029E 29% 30% 33% 76% 79% n.a.

Materials Presented on April 9, 2024 Appendix

4 – Preliminary Working Draft Subject to Material Revision – Executiv e Summar y ▪ Centerview met with Pacific Management on March 19 and shared a list of information requests to assess the current strategy and Management plan ▪ Management has developed a draft long - range plan (the “Draft LRP”) and continues to refine it ▪ On April 8, 2024, Management shared an updated Draft LRP which is summarized i n these materials ▪ Today’s discussion is to review the Draft LRP with the Special Committee

– Preliminary Working Draft Subject to Material Revision –

Overview of Draft Pacific Management Projections

(Dollars in millions)	*Historicals*					*Projections*				*CAGRs*	
	2019A	***2020A***	***2021A***	***2022A***	***2023A***	***2024E***	***2025E***	***2026E***	***2027E***	***'19A-'23A***	***'23A-'27E***
Presence	**$404**	**$478**	**$555**	**$597**	**$704**					**+15%**	
% Growth		*18%*	*16%*	*8%*	*18%*						
Commerce	**$81**	**$143**	**$230**	**$270**	**$308**					**+40%**	
% Growth		*77%*	*60%*	*18%*	*14%*						
Total Revenue	**$485**	**$621**	**$784**	**$867**	**$1,012**	**$1,216**	**$1,374**	**$1,539**	**$1,740**	**+20%**	**+15%**
% Growth	*24%*	*28%*	*26%*	*11%*	*17%*	*20%*	*13%*	*12%*	*13%*		
Gross Profit	**$403**	**$523**	**$657**	**$714**	**$805**	**$911**	**$1,047**	**$1,193**	**$1,375**	**+19%**	**+14%**
% Margin	*83%*	*84%*	*84%*	*82%*	*80%*	*75%*	*76%*	*78%*	*79%*		
Sales & Marketing	**$184**	**$260**	**$340**	**$322**	**$350**	**$411**	**$445**	**$481**	**$523**	**+17%**	**+11%**
% of Revenue	*38%*	*42%*	*43%*	*37%*	*35%*	*34%*	*32%*	*31%*	*30%*		
Research & Development	**$108**	**$168**	**$190**	**$227**	**$242**	**$292**	**$333**	**$368**	**$397**	**+22%**	**+13%**
% of Revenue	*22%*	*27%*	*24%*	*26%*	*24%*	*24%*	*24%*	*24%*	*23%*		
General & Administrative	**$50**	**$55**	**$368**	**$152**	**$129**	**$126**	**$138**	**$149**	**$161**	**+27%**	**+6%**
% of Revenue	*10%*	*9%*	*47%*	*18%*	*13%*	*10%*	*10%*	*10%*	*9%*		
Other Expenses[1]	–	–	–	$225	–	–	–	–	–		
Operating Income	**$61**	**$40**	**($241)**	**($212)**	**$84**	**$82**	**$131**	**$194**	**$294**	**+8%**	**+37%**
% Margin	*13%*	*7%*	*(31%)*	*(24%)*	*8%*	*7%*	*10%*	*13%*	*17%*		
Adjusted EBITDA (pre-SBC)	**$98**	**$117**	**$125**	**$148**	**$235**	**$291**	**$371**	**$446**	**$537**	**+25%**	**+23%**
% Margin	*20%*	*19%*	*16%*	*17%*	*23%*	*24%*	*27%*	*29%*	*31%*		
uFCF	**$95**	**$152**	**$122**	**$166**	**$241**	**$331**	**$392**	**$448**	**$527**	**+26%**	**+22%**
% Margin	*20%*	*25%*	*16%*	*19%*	*24%*	*27%*	*29%*	*29%*	*30%*		

Source: Pacific management.
(1) Includes impairment charges.

Centerview Partners 5

– Preliminary Working Draft Subject to Material Revision –

Management's Key Model Assumptions

Revenue Growth

- Total revenue projected to grow from $1,012mm in '23A to $1,740mm in '27E, representing a **15% CAGR from '23A-'27E**
  - Note: consensus estimates imply revenue CAGR of 14% from '23A-'26E
- Projected growth in revenue from organic initiatives, including expansion of selling and cross selling of higher value products to lower margin entry points such as domains, and optimization of pricing
- Increased focus on Commerce products drives GPV to ~$10B by 2027; this growth on the platform paired with SQSP Payments and other pricing initiatives supports the double digit revenue growth through '27E

Margins

Gross & Adjusted EBITDA

- Gross margin expected to remain stable during the projection period as efficiencies in operations and pricing initiatives help offset influx of domain registration fees: 80% in '23A vs. 79% in '27E
- **Adj. EBITDA margin grows from 23% in 2023A to 31% in 2027E** as focus remains on investing in R&D while optimizing marketing spend and G&A investments
  - Implies Adj. EBITDA growth of 23% from '23A-'27E
  - S&M, R&D and G&A projected to grow at CAGRs of 11%, 13% and 6%, respectively, from '23A-'27E

uFCF

- Unlevered FCF (uFCF) grows from $241mm in '23A to $527mm in '27E, representing a **22% CAGR from '23A-'27E**
  - Implies UFCF margin of 24% in '23A increasing to 30% in '27E
  - Note: consensus UFCF estimates for 2025E imply margin of 27%
- Capital expenditure requirements have been minimal historically at <2% of revenue, and are projected to remain in-line with historicals
- Working capital needs grow in line with revenue growth
- Stock-based compensation projections expected to remain in-line with historical trends (~10% of revenue)

Centerview Partners 6

Source: Pacific management.

– Preliminary Working Draft Subject to Material Revision –

Overview of Draft LRP


Historicals / Projections ($mm)
YoY Growth % / Margin %
Revenue
'19-'23A CAGR: 20%
'23-'27E CAGR: 15%
$485 $621 $784 $867 $1,012 $1,216 $1,374 $1,539 $1,740
2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E
YoY Growth %
24% 28% 26% 11% 17% 20% 13% 12% 13%
Gross Profit
'19-'23A CAGR: 19%
'23-'27E CAGR: 14%
$403 $523 $657 $714 $805 $911 $1,047 $1,193 $1,375
Margin %
83% 84% 84% 82% 80% 75% 76% 78% 79%
Adjusted EBITDA
'19-'23A CAGR: 25%
'23-'27E CAGR: 23%
$98 $117 $125 $148 $235 $291 $371 $446 $537
Margin %
20% 19% 16% 17% 23% 24% 27% 29% 31%
uFCF
'19-'23A CAGR: 26%
'23-'27E CAGR: 22%
$95 $152 $122 $166 $241 $331 $392 $448 $527
Margin %
20% 25% 16% 19% 24% 27% 29% 29% 30%
Historicals
Management Outlook

CENTERVIEW PARTNERS
7

Source: Pacific management.

8 – Preliminary Working Draft Subject to Material Revision – $ 2 .0 $1.4 $ 3 .9 $ 5 .9 $ 6 .1 $ 6 .2 $ 6 .7 $ 7 .6 $ 8 .8 $ 10 . 1 ’18A ’19A ’20A ’21A ’22A ’23A ’24E ’25E ’26E ’27E 739 756 973 874 799 905 1 , 016 1 , 088 1 , 142 1 , 199 3 , 689 4 , 363 6 , 122 5 , 442 5 , 310 6 , 906 7 , 756 8 , 303 8 , 718 9 , 154 2 0 18A 2 0 19A Selecte d KPI s We bsite T r ials (mm) T o t a l G P V ( $ b n ) 2 0 20 A 2 0 21 A 2 0 22 A 2 0 23 A 2 0 24 E 2 0 25 E 2 0 26 E 2 0 2 7 E N e w We bsite Subscriptions (000s) conversion ( % growth) 2018A 2019A 2020A 2021A 2022A 2023A 2024E 2025E 2026E 2027E Trials – 18% 40% (11%) (2%) 30% 12% 7% 5% 5% New Website – 2% 29% (10%) (9%) 13% 12% 7% 5% 5% Trial to Sub. 20% 17% 16% 16% 15% 13% 13% 13% 13% 13% Sub . ( % growth) % Growth 50% 91% 52% 3% 3% 8% 14% 15% 16% S o ur c e : P a ci f ic mana g emen t . ’23 - ’27E CAGR: 7% ’23 - ’27E CAGR: 13% ’23 - ’27E CAGR: 7% ’19 - ’23A CAGR: 33% ’19 - ’23A CAGR: 12% ’19 - ’23A CAGR: 5%

9 – Preliminary Working Draft Subject to Material Revision – Overvie w o f LR P Projection s vs . Consensus : Ke y Item s M a nagemen t O u tlook Consensus (shad i ng represents consensus range) Memo : # o f Est . Managemen t O u tloo k vs . Consensus 17 17 7 Source: Pacific management and FactSet as of April 5, 2024. (1) Consensus figures adjusted to include SBC estimated based on 2023A % of revenue. $ 1 , 182 $ 1 , 328 $ 1 , 503 $ 1 , 216 $ 1 , 374 $ 1 , 539 2 0 24E 2 0 25E 2 0 26E $ 350 $ 399 $291 $ 290 $ 3 71 $ 446 2 0 24E 2 0 25E 2 0 26E $ 892 $ 1 , 0 5 3 $ 1 , 180 $ 911 $ 1 , 047 $ 1 , 193 2 0 24E 2 0 25E 2 0 26E (D ollar s i n millions) Revenue Gross Profit (1) Adj. EBITDA uFCF +$34 +$46 +$36 +$19 ($6) +$13 +$1 +$21 +$47 +$29 +$28 +$33 +3% +3% +2% +2% (1%) +1% +0% +6% +12% +10% +8% +8% $ 302 $ 364 $ 415 $ 331 $ 392 $ 448 2 0 24 E 2 0 25E 2 0 26E Memo : # o f Est . Managemen t O u tloo k vs . Consensus 12 12 3 Memo : # o f Est . Managemen t O u tloo k vs . Consensus 15 15 5 Memo : # o f Est . Managemen t O u tloo k vs . Consensus 9 8 2

10 – Preliminary Working Draft Subject to Material Revision – Overvie w o f LR P Projection s vs . Consensus : Ke y Ratio s R e v e n u e G r o w th Adj. EBITDA Margin G r oss P r ofit Margi n (1) Management Outlook Consensus 2024E Memo: # of Est . 2025E 2026E 2024E Memo: # of Est . 2025E 2026E 2024E Memo: # of Est . 2025E 2026E 2024E Memo: # of Est . 2025E 2026E 17 17 7 12 12 3 15 15 5 9 8 2 Managemen t O u tloo k vs . Consensus +335bps +66bps (117bps) Source: Pacific management and FactSet as of April 5, 2024. (1) Consensus figures adjusted to include SBC estimated based on 2023A % of revenue. 17% 12% 13% 20% 13% 12% 25% 26% 2 7% 24% 27% 2 9% 75% 7 9% 78% 75% 7 6% 78% uFCF Margin 26% 27% 28% 27% 29% 29% Managemen t O u tloo k vs . Consensus (50bps) (312bps) (98bps) Managemen t O u tloo k vs . Consensus (63bps) +62bps +244bps Managemen t O u tloo k vs . Consensus +171bps +115bps +152bps

11 – Preliminary Working Draft Subject to Material Revision – 23% 24% 27% 31% 27% 17% 29% 19% 31% 23% Overvie w of LR P Projections vs. Selected Competitors Source: Pacific management, Wall Street research and FactSet as of April 5, 2024. (1) F igures in thousands. Latest Repo r ted Unique Subs (1) CY’24E R e v . ($mm) CY’24 - 25E R e v e n u e Growth Adjuste d EBITDA Margin uF CF M a rgin 7% 2023A 2024E 2025E 2023A 2024E 2025E 2023A 2024E 2025E 24% 27% 29% 29% 31% 34% 16% 22% 24% Gross Margin 80% 75% 76% 63% 63% 63% 67% 67% 68% 2027E 30% 79% (Draft LRP) 4,631 21,000 ~6,000 $1,216 $4,520 $1,750 ’24E - ’ 27E CAGR: 13% 13% 13%

12 – Preliminary Working Draft Subject to Material Revision – Expense Profile Over Time vs. Selected Competitors Sales & Mar k eting Research & D e v e lopment General & Administ r a ti v e % of R e v e n u e (1) Normalized level equal to 5% of total revenue, based on average of 2022 and 2023 historicals. 2 0 19 A 2 0 20 A 2 0 21A Source: Pacific management and FactSet. Note: Figures burdened by SBC. Customer Care categorized as S&M for GDDY. 38% 42% 43% 37% 35% 34% 32% 31% 30% 2 0 19A 2 0 20A 2 0 21A 2 0 22A 2 0 23A 2 0 24E 2 0 25E 2 0 2 6 E 2 0 27E 22% 27% 24% 26% 24% 24% 24% 24% 23% 2 0 21A 2 0 22A 2 0 23A 2 0 24E 2 0 25E 2 0 26E 2 0 27E 10% 9% 47% 18% 13% 10% 10% 10% 9% 2 0 22A 2 0 23A 2 0 24E 2 0 25E 2 0 2 6 E 2 0 27E 15% 26% 20% 31% 10% 9% 2019A 2020A Equa l t o ~ 17 % when adjuste d t o normalize d level o f SBC a s % o f revenue (1)